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                      AMES DEPARTMENT STORES, INC.             Exhibit 20
                        AUGUST RESULTS VS. PLAN                 Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                         August, 1996      Fiscal 1996 YTD
                                          Actual Plan (a)   Actual Plan (a)
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents          $18.2    $20.2    $14.2    $14.2

Cash Flow from Operations:
   Net Income (Loss)                        (1.9)    (3.6)    (4.3)   (10.4)
   Non-Cash Income Tax Exp (Ben)            (0.8)    (1.5)    (1.8)    (4.4)
   Other                                     0.7      0.7      1.5      2.2
                                        ------------------------------------
Cash Provided by (Used in) Operations       (2.0)    (4.4)    (4.6)   (12.6)

Changes in Working Capital:
   FIFO Inventory (increase) decrease      (21.9)   (20.7)   (78.7)   (68.0)
   Trade Payables increase (decrease)       20.0     16.2     44.9     36.1
   All Other                                (4.5)    (7.6)   (28.0)   (33.4)
                                        ------------------------------------
Net Changes in Working Capital              (6.4)   (12.1)   (61.8)   (65.3)

Capital Expenditures                        (1.8)    (1.9)   (11.8)   (14.7)

Other:
   Short-Term Borrow.(Pymnts)- Revolver     17.5     25.0    113.9    125.7
   Capital Lease Payments                   (0.3)    (0.3)    (2.2)    (2.1)
   Long-Term Debt Payments                     -        -    (11.4)   (11.4)
   Restructuring and Other                  (0.5)    (0.4)   (10.6)    (6.7)
   Financing Fee Payments                      -        -     (1.0)    (1.0)
                                        ------------------------------------
Total Other                                 16.7     24.3     88.7    104.5
                                        ------------------------------------

Increase (Decrease) in Cash & Cash Equiv     6.5      5.9     10.5     11.9
                                        ------------------------------------

Ending Cash & Cash Equivalents             $24.7    $26.1    $24.7    $26.1
                                        ====================================

(a)As reported on Form 8-K dated June 11, 1996


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